EXHIBIT 10.1

UNITED BANKERS’ BANK

LOAN AGREEMENT

THIS LOAN AGREEMENT is made this 30th day of September, 2009, by and between United Bankers’ Bank (“UBB”), a Minnesota State Chartered Banking Corporation with offices at 1650 West 82nd Street, Suite 1500, Bloomington, MN   55431 (“Lender”) and HF Financial Corp. a Delaware Corporation with offices at 225 South Main Avenue, Sioux Falls, SD  57104 (“Borrower”).

WHEREAS, Borrower is a registered bank holding company owning 100% of the outstanding shares of stock of Home Federal Bank, a federal savings bank located at 225 South Main  Avenue, Sioux Falls, SD  57104(“Bank”); and,

WHEREAS, Borrower has requested a Loan from Lender in an aggregate amount of Advances not exceeding Six Million Dollars and no 100/Dollars ($6,000,000.00) (“Loan”), and Lender is willing to provide such Loan, subject to the terms and conditions hereof;

NOW THEREFORE, in consideration of the premises and the mutual undertakings herein contained, the parties agree as follows:

ARTICLE 1

REPRESENTATIONS AND WARRANTIES

As part of the consideration for this Agreement, and as part of the inducement to Lender to enter into and perform the terms of this Agreement, Borrower and Guarantors hereby jointly and severally make the following representations and warranties which shall be continuing warranties and representations (except warranties and representations which, by their terms are limited to a specific date), through out the term of this Agreement and any renewals or amendments thereof.

1.01         Bank Stock - the total authorized shares of Bank consist of _1,510,000_ shares of capital stock, par value $_0.01_ each, of which all _1,510,000__ shares are issued and outstanding, and there are no stock options or other written or oral commitments outstanding pursuant to which Bank is or could be obligated to issue additional shares of such stock.

1.02         Savings and Loan Holding Company - Borrower is a duly and validly registered savings and loan holding company pursuant to Section 10 of the Home Owners Loan Act of 1933 (the “HOLA”), as amended.

1.03         DIF Insurance - Bank is an insured bank under the provisions of Chapter 16 of Title 12 of the United States Code relating to the Federal Deposit Insurance Corporation, and no act or default on the part of the Bank has occurred which might materially and adversely affect the status of the Bank as an insured Bank under said Chapter 16.

1.04         Financial Statements (Bank) - The Thrift Financial Report (Reports) previously delivered to Lender are true, correct and complete in all material respects and there has been no material, adverse change in the financial condition of Bank from or after the date of the Reports.

1.05         Financial Statements (Borrower) - The financial statements of Borrower previously delivered to Lender were prepared in accordance with generally accepted accounting principles, are true, correct, and complete in all material respects, and there has been no material, adverse change in the financial condition of Borrower from or after the date of such financial statements.

1.06         Litigation - No material legal or administrative action of any nature, no unsatisfied judgments, and no pending litigation, have been commenced, instituted, or obtained against Borrower or Bank, and, as of the date of this Agreement, no threats or intimations thereof have been received by Borrower, or Bank.

1.07         Transaction is Legal and Authorized - This Agreement, the Note and all other documents delivered therewith have been duly authorized, executed, and delivered and are the legal, valid and binding obligations of Borrower, enforceable in accordance with their terms except as limited by laws generally affecting the enforcement of creditors’ rights.

ARTICLE 2

LOANS

Lender hereby agrees to renew the Loan to Borrower in an aggregate amount not exceeding the amount referred to above in the preamble of this Agreement.  Concurrently with the execution of this Agreement, Borrower has executed and delivered to Lender a note (together with any renewal or replacement notes referred to as the “Note”) evidencing the Loan(s).

2.01         Repayment – See Note.

2.02         Renewal – See Note.

2.03         Interest – See Note.

ARTICLE 3

SECURITY

At such time as this Agreement is executed, Borrower shall deliver (or cause to be delivered) to Lender a security agreement conveying a first security interest to Lender in all of the shares of stock of Bank now owned  (or hereafter acquired) by Borrower and certificates evidencing such shares of stock pledged hereunder together with stock powers.  Borrower further agrees to deliver certificates for shares of Bank and Borrower acquired hereafter (with stock powers), and they agree to execute all financing statements and other documents required by Lender from time to time to perfect such security interests.

ARTICLE 4

AFFIRMATIVE COVENANTS

As long as any unpaid balance of the Loans shall be outstanding, Borrower covenants and agrees that it will:

4.01         Financial Reports - Deliver to Lender (unless waived by Lender in writing):

(a)           Within thirty (30) days after the end of each quarterly period of each fiscal year, Thrift Financial Report (including all schedules) for the period from the beginning of the fiscal year to the end of such quarterly period in reasonable detail and certified as correct by appropriate authorized financial officers of Bank.

(b)           Upon request, within ninety (90) days after the end of each fiscal year end, the Borrower’s H(b)11 Report provided to the Office of Thrift Supervision.

(c)           Within sixty (60) days following the end of each quarterly period of each fiscal year, the Bank’s Consolidated Maturity Report “CMR” provided to the Office of Thrift Supervision along with the IRR Exposure Report Executive Summary.

(d)           If specifically requested by Lender, within ten (20) days after the end of each monthly period, a daily statement of condition and income for Bank as of the last banking day for such monthly period.

(e)           Within ninety (90) days following the end of the Borrower’s fiscal year-end, Borrower will provide Lender a complete copy of the annual Independent Auditor’s Report prepared by an external audit firm hired by the Borrower’s Board of Directors.

4.02         Accounting Procedure - Permit Lender or its representative at any reasonable time to visit and inspect the properties of Borrower and Bank, to examine Borrower’s and Bank’s books, accounts, and records and make memoranda and copies or extracts thereof,  to obtain analytical reports, as available from regulatory and industrial sources, and to discuss at any time the affairs, finances, and accounts of Borrower and Bank with officers and employees of Borrower and Bank; provided any professional fees incurred by Lender for such inspection, examination, shall be paid by Borrower.

4.03         Enforcement Actions - Deliver to Lender immediately upon receipt thereof, any state or federal banking agency letters regarding any concern with the financial condition of Borrower or Bank, Letter(s) of Understanding, Memoranda, Cease and Desist Orders and any Bank or Borrower responses thereto.

4.04         Blanket Bond Coverage - That at all times Bank shall maintain insurance coverage equivalent to Bankers Blanket Standard Number 24.  Upon receipt of cancellation notice of Bankers Blanket Bond by Insurer, Borrower will immediately provide written notification to Lender of such notice to cancel.

4.05         Guaranties:  Borrower and Bank - Borrower shall not and shall not permit Bank to guarantee, endorse, assume or otherwise become directly or contingently liable in connection with any obligation, for any other person, corporation, bank or business entity except in the ordinary course of business as presently conducted.

4.06         Sale of Assets - Borrower shall not and Borrower shall not permit Bank to sell, lease, transfer or otherwise dispose of all or a substantial part of its assets (whether in one transaction or in a series of transactions).

4.07         Corporate Structure -Borrower shall not and Borrower shall not permit Bank to consolidate with or merge into any other bank (in a transaction material to Bank) or permit any other bank to merge into it, acquire all or a substantial part of the assets of any other bank (in a transaction material to Bank) or assume any of the obligations, debts or liabilities of any other bank (in a transaction material to Bank). Borrower shall not permit Bank to recapitalize, reorganize or reclassify any of its stock or issue any additional shares of stock, capital notes, debentures or any option or warrant or other agreement to acquire any of its stock, capital notes or debentures.

4.8           Capital Requirement - At all times the sum of Bank’s Equity Capital (Tier 1 Capital as defined by regulatory agencies) shall maintain a “well capitalized” status for regulatory purposes.

4.9           Classified Asset Ratio - Borrower shall not at any time, permit the sum of Bank’s Weighted Classified Assets to exceed 25% of Bank’s Capital and Reserve Accounts (Tier 1 and Tier 2 Capital as defined by regulatory agencies).  For purposes of this calculation, the Weighted Classified Assets shall be determined by applying the following percentages to the amounts of the following types of Classified Assets:

Substandard Assets:	20%
Doubtful Assets:	50%
Loss Assets:	100%

4.10         Loan Loss Reserve to Total Loans - Borrower shall not permit Bank to have a Loan Loss Reserve less than that accepted by regulatory authorities as being adequate.

4.11         ALLL & Individual Summaries: - Upon request, Borrower will deliver to Lender a watch and problem loan report and an allowance for loan and lease losses adequacy report of Bank within 30 days of the end of each calendar quarter.  Borrower will deliver to Lender written individual problem loan summaries within 30 days of Lender’s request.  Borrow agrees to permit Lender to perform onsite reviews of loan files of Borrower or Bank at Lender’s discretion.

4.12         Advance limitation (Bank) — The outstanding balance of the loan will at no time exceed 10% of the Net Tangible Equity Capital of Home Federal Bank.  Net Tangible Equity Capital is defined as total equity capital less any intangible assets, measured at the end of each calendar quarter, beginning 12/31/09.

4.13         Financial Tests (Bank) — Borrower will cause Home Federal Bank to satisfy the following financial tests as of the dates listed:

a)     The sum of Nonperforming Assets plus Other Real Estate Owned divided by the sum of Total Loans plus Other Real Estate Owned will not exceed 2.50% measured as of December 31, 2009 and each calendar quarter thereafter.  Nonperforming Assets are defined as all loans past due 90 days or more plus any loans less than 90 days past due that are on nonaccrual.  Other Real Estate Owned is defined as all real estate owned by Borrower or Home Federal Bank other than real estate held for use as present of future bank premises.

b)    The sum of Nonperforming Assets plus Other Real Estate Owned divided by the sum of Net Tangible Equity Capital plus the Allowance for Loan and Lease Losses will not exceed 20% measured as of December 31, 2009 and each calendar quarter thereafter.

c)     The return on average assets must exceed 0.60 at December 31, 2009.  Return on Average Assets is defined as Net Income After Taxes divided by Average Assets during the year according to the December 31, 2009 Thrift Financial Report of Home Federal Bank.

4.14         Borrower will notify Lender of any formal enforcement action, proceedings, suits, or initiatives against Borrower or Home Federal Bank from any regulatory agency within 30 days of receiving the notice of same.

4.15         Borrower will deliver to Lender a copy of its 2009 federal tax returns within 45 days after filing date.

ARTICLE 5

DEFAULT

Notwithstanding that the Note delivered to Lender hereunder is a note, if a petition should be filed by or against Bank or Borrower under the United States Bankruptcy Code or state or federal banking law, the outstanding principal balance of the Note together with accrued interest thereon and any other costs and expenses payable by Borrower therewith shall forthwith become automatically due and payable without presentment, demand, protest, or notice of any kind, all of which in this Agreement are expressly waived, and Borrower shall thereupon forthwith pay in full or make provision for payment in full of such Note, and the holders thereof shall be entitled to exercise all rights and avail themselves of all remedies in order to effect such payment in full.

ARTICLE 6

CHANGE IN CONTROL

Borrower will give Lender 30 days advance notice of any anticipated change in controlling ownership as defined in Regulation Y of the Board of Governors, in which event, Lender has the sole right to demand payment of Borrower’s total indebtedness plus all accrued and unpaid interest.

ARTICLE 7

MISCELLANEOUS

7.01         Notice - Any notice to be given herein to any party shall be served by registered or certified mail addressed to such party at its address stated above and shall be deemed served when deposited in any United States Post Office.

7.02         No Waiver - Every right and remedy of Lender provided in this Agreement shall be cumulative of every other right or remedy of Lender whether conferred by law, contract, or otherwise and may be enforced concurrently; no waiver by Lender of the performance of any obligation of Borrower or Bank shall be construed as a waiver of any other default, then, theretofore or thereafter existing.

7.03         Successors and Assigns - This Agreement and all of the covenants and conditions herein contained shall be for the benefit of and shall apply to and bind the parties hereto and their respective successors and assigns; provided Borrower and Bank shall not be permitted to assign their duties, obligations, or any other interest hereunder without the prior written consent of Lender.  The parties acknowledge and agree that Lender may assign all or part of its interest in the Loans, and Borrower and Bank specifically consent to the release and delivery of any information or documents delivered to Lender hereunder to any such assignee or any subsequent assignee.

7.04         Severability - Any invalidity or unenforceability of any provision or application of this Agreement shall not affect other lawful provisions and application thereof, and to this end the provisions of this Agreement are declared to be severable.

7.05         Applicable Law - This Agreement, the Note and all the other documents referred to herein shall be governed by the laws of the State of Minnesota.

7.06         Entire Agreement - This Agreement contains the entire agreement of the parties on the matters contained herein.  No other agreement, statement, or promise made by any other party or by any employee, officer or agent of any party that is not in writing and signed by all parties to this agreement shall be binding.

7.07         Acknowledgment - All parties to this Agreement acknowledge by signature below that they have read, understand and agree to all terms and provisions contained herein.

* * * *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

LENDER:			BORROWER:
UNITED BANKERS’ BANK			HF FINANCIAL CORP.

By:	/s/ Todd Holzwarth	By:	/s/ Darrel L. Posegate
	Todd Holzwarth, VP		Darrel Posegate, EVP